Exhibit 23.9

CONSENT TO BE NAMED IN REGISTRATION STATEMENT

May 16, 2017

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-1 of Ranger Energy Services, Inc. and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our “US Land Drill Out Jobs Market Model—Five-Year History (2012-2016) and One-Year Forecast (2017)” report.

[Signature page follows]

Qittitut Consulting

By:	/s/ William F. Diggons
Name:	William F. Diggons
Title:	Managing Partner